Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 US.C. Section, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

I, Michael S. Sarner, Chief Financial Officer of Capital Southwest Corporation, certify that, to my knowledge:

1.

The Form 10-K for the year ended March 31, 2017, filed with the Securities and Exchange Commission on June  1, 2017 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: June 1, 2017	By:	/s/ Michael S. Sarner
Michael S. Sarner Chief Financial Officer